Exhibit 10.1

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

October 14, 2014

Sabby Healthcare Volatility Master Fund, Ltd.

Sabby Volatility Warrant Master Fund, Ltd.

c/o Sabby Management, LLC

10 Mountainview Road

Suite 205

Upper Saddle River, New Jersey 07458

Dear Sirs:

You have represented to us that Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively "Sabby") are the record and beneficial owners of GeoVax Labs, Inc. (“GeoVax”) Series A and Series C Common Stock Purchase Warrants (“Warrants”) entitling Sabby to purchase an aggregate of 5,333,332 shares of GeoVax’s common stock, $0.001 par value, as follows:

Warrant Holder	Grant Date	Expiration Date	Number of Shares	Exercise Price
Sabby Healthcare Volatility Master Fund, Ltd.	3/21/12	3/21/17	2,666,666	$0.35
Sabby Volatility Warrant Master Fund, Ltd.	3/21/12	3/21/17	2,666,666	$0.35

You have indicated your desire to assist GeoVax with its current capital needs by waiving your ability to benefit from the balance of the current term of the Warrants, and instead exercising your Warrants in full or in part for cash over the next few weeks, if we were to pay you a fee of $0.075 per share to induce you to exercise the Warrants. The exercise of the Warrants by you is in your discretion; provided that you agree to exercise Warrants equal to 9.98% of the outstanding shares of GeoVax upon execution of the letter (the “Minimum Purchase”). As of October 14, 2014, there were 28,646,608 outstanding Shares of GeoVax Common Stock. This letter is not a waiver of any provision of the Warrants, including but not limited to the limits on beneficial ownership contained in Section 2(e). The inducement fee described above will be paid to you three (3) business days after we receive the cash proceeds of the Minimum Purchase and within three (3) business days after we receive the cash proceeds from other Warrants exercised by you prior to the effective date of any notice of termination. We reserve the right to revoke this inducement offer as to any unexercised warrants upon five (5) business days’ notice to you.

Wire instructions for payments upon any exercises are annexed hereto.

Thank you for your assistance.

AGREED:

GEOVAX LABS, INC.	SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	, COO of Investment Manager
Name: Mark W. Reynolds
Title: Chief Financial Officer	SABBY VOLATILITY WARRANT MASTER FUND, LTD.

, COO of Investment Manager

SCHEDULE A

Wire Instructions